Exhibit 10.4.57

Employment Agreement Amendment No. 1

This Employment Agreement Amendment No. 1 (this “Amendment”) is made September 12, 2013 between Harris Interactive Inc., a Delaware corporation (the “Company”), and Michael de Vere (“Executive”).

This Amendment amends the Employment Agreement made between the Company and Executive effective as of March 27, 2012 (the “Employment Agreement”). All terms of the Employment Agreement, except as amended hereby, remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

1. Section 3.2 of the Employment Agreement is hereby amended to read in its entirety as follows:

3.2 Performance Bonus. As additional cash compensation for the services rendered by Executive to Company, Executive shall be eligible to receive a target annual performance bonus as part of the Corporate Bonus Plan (“Performance Bonus”) of 60% of Base Compensation (the “Target Performance Bonus”), payable in full at the same time as payment of other executive bonuses by the Company in accordance with the terms of the Corporate Bonus Plan. The Performance Bonus award criteria and amount shall be those established on an annual basis by the Compensation Committee of the Board. In the event of a Change in Control, for the fiscal year in which the Change in Control occurs, Executive shall receive, as a minimum guaranteed bonus, a prorated Target Performance Bonus for the partial-year period prior to the Change in Control, based on achievement of the financial metric(s) as then in effect for calculation of Executive’s Performance Bonus for the fiscal year (for example, net earnings, revenues, or other metrics as applicable, but not including individual management objectives), multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the Change in Control and the denominator of which is 365, payable in full on the last day of the fiscal year if the Termination Date has not occurred prior to such date; provided, however, if the financial metric(s) as then in effect for calculation of Executive’s Performance Bonus are achieved through the end of the quarter in the fiscal year in which the Change in Control occurs, as budgeted on a quarterly basis but calculated on a cumulative basis, Executive shall receive the Target Performance Bonus as a guaranteed bonus, payable in full on the last day of the fiscal year if the Termination Date has not occurred prior to such date.

2. Section 4.1(d) of the Employment Agreement is hereby amended to read in its entirety as follows:

(d) “Partial Period Performance Bonus Obligations” shall mean, for the fiscal year in which the Termination Date occurs, a prorated Target Performance Bonus for the partial-year period ending on the Termination Date, based on achievement of the financial metric(s) as then in effect for calculation of Executive’s Performance Bonus for the fiscal year (for example, net earnings, revenues, or other metrics as applicable, but not including individual management objectives), multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year prior to the Termination Date and the denominator of which is 365; provided, however, if (i) there is a Change in Control and (ii) the financial metric(s) as then in effect for calculation of Executive’s Performance Bonus are achieved through the end of the quarter in the fiscal year in which the Change in Control occurs, as budgeted on a quarterly basis but calculated on a cumulative basis, then “Partial Period Performance Bonus Obligations” shall mean, for the fiscal year in which the Termination Date occurs, the Target Performance Bonus if the Termination Date occurs within the same fiscal year as the Change in Control.

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.

[Signature Page Follows]

HARRIS INTERACTIVE INC.

By:	/s/ Howard Shecter
Howard Shecter
Chairman of the Board

By:	/s/ Al Angrisani
Al Angrisani
President and Chief Executive Officer

/s/ Michael de Vere
MICHAEL DE VERE

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